Exhibit 99.1.1

INVESTOR CONTACT:
Eileen Dunn
Office Depot
561-438-4930
edunn@officedepot.com

MEDIA CONTACT:
Brian Levine
Office Depot
561-438-2895
blevine@officedepot.com

OFFICE DEPOT ANNOUNCES EXECUTIVE CHANGES

Delray Beach, Fla. — March 12, 2004 - OFFICE DEPOT, INC. (NYSE: ODP) today announced three new executive appointments, continuing an organizational and executive realignment that began in late 2003:

•	Rick Lepley, 54, President, Office Depot Japan, has been named Executive Vice President, North American Retail. He succeeds Jerry Colley, President North American Stores, who has announced his decision to retire.

•	Chuck Rubin, 44, who was named Executive Vice President and Chief Merchandising Officer earlier this month, will assume additional responsibilities, heading our Marketing organization. He succeeds Jocelyn Carter-Miller, who has decided to pursue other opportunities as a result of the organizational realignment announced last fall and her desire to join a family-owned entrepreneurial business.

•	Frank P. Scruggs, Jr., 52, has been named Executive Vice President, Human Resources. He replaces Jay Crosson who has elected to leave the company to pursue other opportunities. Frank is a prominent Florida labor and employment attorney with Greenberg Traurig LLP and a current member of the Office Depot Board. He will not stand for re-election to the Board at the 2004 Annual Meeting.

“We continue to position our Company for its next phase of growth,” stated Bruce Nelson, Office Depot’s Chairman and Chief Executive Officer. “Rick Lepley and Frank Scruggs are veteran contributors to our Company, with deep knowledge, insight, understanding and experience with Office Depot. Chuck Rubin is a proven retailing expert who has already demonstrated his ability to help lead more effective merchandising and marketing programs.”

Nelson continued, “As announced late last September, we have created a new position — President, North America, and are actively engaged in a search to fill that role. This position will further streamline our organization and substantially reduce the number of my direct reports, speeding up decision making and enhancing our competitiveness. While our search continues, we are not standing still. We are moving ahead aggressively with our announced initiatives and putting the team in place that will take us into the future. We are committed to delivering on Office Depot’s promise of being the most compelling place to work, shop and invest. As we find opportunities to improve our overall executive leadership, we will do so.”

     When the realignment is completed, Nelson’s direct reports will consist of the Presidents of Office Depot operations in North America and Europe, along with the company’s CFO, CIO, General Counsel and EVPs of E-Commerce and Human Resources.

     In announcing these executive changes, Nelson also reaffirmed Office Depot’s business outlook for the year: “We remain optimistic with our progress thus far in 2004. We are beginning to see the benefits of the many changes we have implemented in North America over the past twelve months, as well as those generated from our Guilbert acquisition. We remain comfortable with our previous guidance of 15%-20% EPS growth for the full year in 2004. North American retail comparable sales are positive through the first ten weeks of this quarter, and we remain confident that these early trends will continue to accelerate throughout 2004.”

Further Detail on New Executive Assignments

Nelson commented further on the new assignments and responsibilities for senior executives:

“We have the highest regard for Rick Lepley’s ability to organize and run a retail organization. He is a creative and effective retailer and has been very active in the past several months in developing and refining our Millennium store model. We are confident that Rick’s leadership will ensure that we continue the considerable progress we have made thus far in 2004 in the positive turnaround of our retail stores performance.

“We also are extremely grateful to have a seasoned leader like Chuck Rubin to provide direction to our marketing organization, while simultaneously providing talented leadership to our merchandising team as our Chief Merchandising Officer. We believe that Chuck will ensure a seamless transition from the leadership of Jocelyn Carter-Miller.
“Frank Scruggs has served for many years as a valuable member of our Board of Directors. We feel extremely fortunate to be able to attract a talented individual such as Frank from a highly successful career in law and public service. We are confident that he will successfully lead our human resources organization as we develop a team from top to bottom that is capable of winning in the highly competitive environment we face as a global company.”

Nelson concluded, “We are, of course, saddened to lose capable individuals such as Jerry Colley, Jocelyn Carter-Miller and Jay Crosson, and we will miss them. Jerry is pursuing his long held desire to retire at age 51 from a thirty-plus year career in retailing. He is eager to spend more time with his wife, Anne, his children and grandchildren, and we certainly wish him the very best in his well-earned retirement.

“Jocelyn indicated to me some time ago that she planned to join her husband in running TechEdventures, his fast growing firm that develops and manages charter schools and community based programs. I asked her to remain with our team through our recent and highly successful Women’s Business Conference, for which she provided excellent leadership and guidance. I am pleased she was willing to do so, and we wish her well as she leverages her considerable skills, experience and passion in an entrepreneurial environment.

“Jay has indicated for some time his desire to spend more time with his family, children and grandchildren. We wish Jay the best for the future as he moves on to new opportunities.”

Background of New or Promoted Executives

Frank P. Scruggs has been an attorney and shareholder in the law firm of Greenberg Traurig LLP since 1995, specializing in the representation of management in employment and governmental law matters. From January 1984 until April 1995, he was a partner in the law firm of Steel, Hector & Davis, Miami, Florida, other than during the period from January 1991 to July 1992, when he served as Secretary of Labor for the State of Florida. Frank is a director of Blue Cross and Blue Shield of Florida, a mutual insurance company, and has been a director of Office Depot since October 1996.

Rick Lepley joined the Company as President of Office Depot Japan in May 2001, with responsibility for all of the Company’s operations in Japan, the second largest market for office supplies in the world. Prior to that he served as founder and President of Retail Investment Concepts, Inc. (RIC), an independent retailer and Office Depot licensee for Eastern Europe. In that capacity, he was instrumental in Office Depot’s expansion in Eastern Europe, opening the first Office Depot branded retail stores in Warsaw, Poland and in Budapest, Hungary. He also built a delivery business for the Office Depot brand in both countries. Prior to the founding of RIC, Rick was Sr. Vice President of Sales and Marketing for Mitsubishi Motor Sales of America where he worked for 11 years and was one of eleven executives who founded that company in 1982.

Chuck Rubin was recently named EVP, Chief Merchandising Officer, for Office Depot. Before joining the Company earlier this month, Chuck spent six years with Accenture, most recently as Partner, where he worked for clients, including Office Depot, across retail formats in the department, specialty and e-commerce channels, as well as new business startups. His results-proven experience includes helping companies improve sales, marketing, pricing, supply chain and store operations strategies and implementation tactics. Prior to joining Accenture, Chuck spent six years in the sporting goods specialty retail business, where he served as General Merchandise Manager and a member of the Executive Committees for two publicly held companies. Chuck began his career with Federated Department Stores, where he spent 11 years in merchandising and store management.

An audio-taped message from our Chairman and CEO, Bruce Nelson, commenting on these new appointments to our executive team is available at www.officedepot.com from 8:00 a.m. on Friday, March 12, through 12:00 a.m. on March 26, 2004.

About Office Depot

With annual sales of more than $12 billion, no one sells more office supplies to more customers in more countries than Office Depot. Founded in 1986 and headquartered in Delray Beach, FL, the company conducts business in 23 countries and employs nearly 50,000 people worldwide.

Office Depot is a leader in every distribution channel — from retail stores and contract delivery to catalogs and e-commerce. The company is the world’s number two online retailer — generating $2.6B in sales for FY’03. In North America, Office Depot has 900 retail stores in addition to a national business-to-business delivery network supported by 22 delivery centers, more than 60 local sales offices and 13 regional call centers.

The company’s common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections, assumptions as to future conditions, expectations for the future and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on February 26, 2004 and subsequent 10-Q and 8-K filings. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites. We will be filing our Annual Report for 2003 and our Proxy Statement later this month, and we will hold our Annual Meeting on May 14, 2004.

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